Invesco Balanced Fund                                            SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending:  7/31/2010
File number:        811-09913
Series No.:         18

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                           $ 569
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                           $ 114
        Class C                           $ 176
        Class Y                             $ 2


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                          0.0864
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                          0.0397
        Class C                          0.0417
        Class Y                          0.1011


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                           6,628
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                           2,497
        Class C                           4,118
        Class Y                              19


74V.  1 Net asset value per share (to nearest cent)
        Class A                         $ 11.97
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                         $ 11.99
        Class C                         $ 11.98
        Class Y                         $ 11.95